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                                                                    EXHIBIT 10.4
                              ATRIA SOFTWARE, INC.

                       1994 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1 - PURPOSE.
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   This 1994 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Atria Software, Inc., a Massachusetts corporation (the "Company"), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. It is intended that options issued pursuant to this Plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2 - ADMINISTRATION OF THE PLAN.
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   The Plan may be administered by a committee appointed by the Board of
Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

   The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

   In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.
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ARTICLE 3 - ELIGIBLE EMPLOYEES.
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   All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than 5 months in any calendar year who have completed one full calendar month of employment with the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under this Plan shall be granted options on the first business day of the next succeeding Payment Period on which options are granted to all eligible employees. In no event may an employee be granted an option if such employee, immediately after the option was granted, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4 - STOCK SUBJECT TO THE PLAN.
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   The stock subject to the options under the Plan shall be shares of the
Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000, subject to adjustment as provided in
Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 - PAYMENT PERIOD AND STOCK OPTIONS.
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   The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on the later to occur of January 1, 1995 or the first day of the first calendar month following effectiveness of the Form S-8 registration statement filed with the Securities and Exchange Commission covering the shares to be issued pursuant to this Plan and shall end on June 30, 1995. For the remainder of the duration of this Plan, Payment Periods shall consist of the six-month periods commencing on January 1st and July 1st and ending on June 30th and December 31st of each calendar year.

   Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided
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for, a maximum of 500 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last business day of such Payment Period. If the participant's accumulated payroll deductions on the last business day of the Payment Period would enable the participant to purchase more than 500 shares except for the 500-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 500 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price for each Payment Period shall be the lesser of
(i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in Article 12.

   For purposes of this Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Company's Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market; or (iv) if the Company's Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

   For purposes of this Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

   No employee shall be granted an option which permits the employee's right to purchase Common Stock under this Plan, and under all other Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8)
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limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6 - EXERCISE OF OPTION.
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   Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the Option Price, subject to the 500-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If a participant is not an eligible employee on the last business day of a Payment Period, he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the succeeding Payment Period.

ARTICLE 7 - AUTHORIZATION FOR ENTERING THE PLAN.
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   An eligible employee may enter the Plan by filling out, signing and delivering to the Company an authorization:

   A. Stating the percentage to be deducted regularly from the employee's pay;

   B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

   C. Specifying the exact name in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

   Such authorization must be received by the Company at least ten (10) days before the beginning date of the next succeeding Payment Period.

   Unless an employee files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the employee has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

   The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8 - MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.
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     An employee may authorize payroll deductions by either of the following methods:
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   A.  Designating an aggregate dollar amount, per Payment Period, not less than
   $200.00, but not more than $10,625, provided that in the event that the employee's accumulated payroll deductions on the last day of the Payment Period exceed ten percent (10%) of the employee's regular pay and commissions for the Payment Period, the excess of the amount of the accumulated payroll deductions over ten percent (10%) of the employee's regular pay and commissions for the Payment Period shall be promptly refunded to the employee by the Company, without interest; provided, however, that an employee may authorize payroll deductions with respect to his or her commissions in an amount that, when added to such employee's regular pay (calculated on an annual basis), does not exceed $100,000; or

   B. In an amount specified as a percentage of regular pay and commissions not less than two percent (2%) but not more than ten percent (10%) of the employee's regular pay and commissions for the Payment Period; provided, however, that an employee may authorize payroll deductions with respect to his or her commissions in an amount that, when added to such employee's regular pay (calculated on an annual basis), does not exceed $100,000.

ARTICLE 9 - CHANGE IN PAYROLL DEDUCTIONS.
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   Deductions may not be increased or decreased during a Payment Period.
However, an employee may withdraw in full from the Plan.

ARTICLE 10 - WITHDRAWAL FROM THE PLAN.
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   An employee may withdraw from the Plan in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will promptly refund, without interest, the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

   To re-enter the Plan, an eligible employee who has previously withdrawn must file a new authorization at least ten (10) days before the beginning date of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period.

ARTICLE 11 - ISSUANCE OF STOCK.
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   Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

   Stock purchased under the Plan will be issued only in the name of the employee, or if his or her authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.
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ARTICLE 12 - ADJUSTMENTS.
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   Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

       A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock of the Company which such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

       B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

   Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

   If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then
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outstanding under this Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Company's Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's outstanding option in exchange for a cash payment equal to the excess of (a) the fair market value, on the date of the Acquisition, of the number of shares of Common Stock that such participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 500-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

   The Committee or Board of Directors shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13 - NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.
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   An option granted under the Plan may not be transferred or assigned to any other person and may be exercised only by the participant.

ARTICLE 14 - TERMINATION OF EMPLOYEE'S RIGHTS.
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   A participant's rights under the Plan will terminate when the participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason. Notwithstanding the foregoing, eligible employment will be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days or so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days. A withdrawal notice will be considered as having been received from a participant on the day his or her employment ceases, and all payroll deductions not used to purchase stock will be refunded, without interest.

   If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

ARTICLE 15 - TERMINATION AND AMENDMENTS TO PLAN.
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   The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan.
It will terminate in any case when all or substantially all of the unissued shares of stock reserved
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for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

   The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) materially increase the number of shares that may be issued under the Plan or change the class of employees eligible to receive options under the Plan or (ii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 16 - LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.
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   The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17 - PARTICIPATING SUBSIDIARIES.
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   The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18 - OPTIONEES NOT STOCKHOLDERS.
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   Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19 - APPLICATION OF FUNDS.
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   The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.
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ARTICLE 20 - NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
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   By electing to participate in the Plan, each participant agrees to notify the
Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21 - WITHHOLDING OF ADDITIONAL INCOME TAXES.
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   By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 22 - GOVERNMENTAL REGULATIONS.
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   The Company's obligation to sell and deliver shares of the Company's Common
Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

   Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23 - GOVERNING LAW.
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   The validity and construction of this Plan shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

ARTICLE 24 - APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY.
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   The Plan was adopted by the Board of Directors on March 17, 1994 and was approved by the stockholders of the Company as of March 29, 1994. The Plan was amended and restated by vote of the Board of Directors on December 19, 1995, and has been revised to reflect the two-for-one stock split effected in September 1995.